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                                                                      Exhibit 5



                     B A S S,  B E R R Y  &  S I M S  P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW


2700 FIRST AMERICAN CENTER                      1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                 POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                        KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                       TELEPHONE (423) 521-6200
                                                TELECOPIER (423) 521-6234


                                 April 30, 1999


@plan.inc
Three Landmark Square, Suite 400
Stamford, Connecticut 06901

      Re:  Registration Statement on Form S-1 (File No. 333-74507)

Dear Ladies and Gentlemen:

      We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission, covering 2,875,000 shares of Common Stock, no par value (the "Common Stock"), of @plan.inc, a Tennessee corporation (the "Company"), to be offered by the Company.

      In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be offered by the Company, when and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

      We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                           Sincerely,




                                           /s/ Bass, Berry & Sims PLC

                                           Bass, Berry & Sims PLC